Exhibit 99.3

News Release

BearingPoint Reaches Agreement in Principle with Holders of a Majority of Series A and B
Debentures for Consents and Waivers and to Drop Pending Lawsuit
Company Also Amends Senior Secured Credit Facility To Extend Filing Deadlines

McLean, Va., November 3, 2006 — BearingPoint, Inc. (NYSE: BE), one of the world’s largest management and technology consulting firms, announced today that it has reached an agreement in principle with holders of a majority of each of the Company’s 2.50% Series A Convertible Subordinated Debentures due 2024 (CUSIP No. 074002AA4) (the “Series A Debentures”) and 2.75% Series B Convertible Subordinated Debentures due 2024 (CUSIP No. 074002AB2) (the “Series B Debentures”). The agreement, among other things, contains waivers through October 31, 2008 to the covenants relating to the Company’s Securities and Exchange Commission (“SEC”) reporting requirements and rescinds any acceleration related to the Company’s failure to file such SEC reports.
The proposed agreement with the holders of the Series A and Series B Debentures is also conditioned on the relevant holders of the Series B Debentures who had alleged that the Company is in default under the applicable indenture discontinuing their current lawsuit pending in New York State Supreme Court entitled The Bank of New York v. BearingPoint, Inc., Index No. 600169/06.
The Company also announced it has amended its existing $150 million senior secured credit facility. The amendments to the credit facility include extensions of the filing deadlines for the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 to November 30, 2006, and the Company’s Quarterly Reports on Forms 10-Q for the first three quarters of 2005 to the earlier of two months after filing the 2005 Form 10-K and January 31, 2007. The filing dates for the Company’s 2006 Quarterly Reports on Form 10-Q have also been extended.
“While we continue to disagree with the opinion of the New York State Court, we are pleased to have so quickly resolved the debenture issue in the best interest of all parties such that we may now move quickly on completing our 2005 Form 10-K filing,” said Harry You, the Company’s Chief Executive Officer. “We appreciate the continuing support of our shareholders, banks, surety providers, clients and employees in standing by us as we worked through this process. We have already turned our attention to completing our 2005 Form 10-K filing and hope to complete this by Thanksgiving to stay on course for holding our annual meeting of shareholders in early December.”
The revised terms of the consent solicitation for the Series A and Series B Debentures will be reflected in a supplement (the “Supplement”), which will be distributed to holders of the Series A Debentures and Series B Debentures shortly and which amend certain of the terms and conditions of the Consent Solicitation Statement dated October 18, 2006 (the “Consent

Solicitation Statement”). The terms, as modified, have been agreed to in principle by holders of a majority of each series of Debentures.
Among other things, under the revised terms of the consent solicitation, in lieu of paying a consent fee, the interest rate payable on the Series A Debentures will be increased from the current 3.00% interest per annum to 3.10% per annum (inclusive of any liquidated damages relating to the failure to file a registration statement for the Series A Debentures that may be payable) until December 23, 2011 and the interest rate payable on the Series B Debentures will be increased from the current 3.25% per annum to 4.10% per annum (inclusive of any liquidated damages relating to the failure to file a registration statement for the Series B Debentures that may be payable) until December 23, 2014. The increased interest rate will apply to all Series A Debentures and Series B Debentures outstanding.
Additionally, the expiration date for the consent solicitation with respect to the Series A Debentures and Series B Debentures has been extended until 5:00 p.m. New York City time on November 6, 2006. BearingPoint reserves the right to further amend the consent solicitation for the Series A Debentures and Series B Debentures or further extend the expiration date at its sole discretion.
On November 2, 2006, the Company entered into a Supplemental Indenture with The Bank of New York, as trustee, which amends the indenture governing the Company’s 5.00% Convertible Senior Subordinated Debentures due 2025 (CUSIP No. 074000AE0) (the “5.00% Debentures”) in accordance with the Consent Solicitation Statement sent to the holders of the 5.00% Debentures. The Supplemental Indenture includes a waiver of the Company’s SEC reporting requirements through October 31, 2007 and provides for further extension through October 31, 2008 upon payment of an addition fee of 0.25%. The Company paid to the holders of the 5.00% Debentures who provided their consents prior to the expiration of the consent solicitation the consent fee required under the Consent Solicitation Statement in an amount equal to 1.00% of the outstanding principal amount of the 5.00% Debentures.
Citigroup Corporate and Investment Banking continues to serve as the solicitation agent for the consent solicitations. Questions regarding the consent solicitations may be directed to the Liability Management Group of Citigroup Corporate and Investment Banking at (800) 558-3745 (toll-free) or (212) 723-6106. The information agent for the consent solicitations is Global Bondholder Services Corporation. Requests for copies of the Consent Solicitation Statement and related documents may be directed to Global Bondholder Services Corporation at (866) 857-2200 (toll- free) or (212) 430-3774.
About BearingPoint, Inc.
BearingPoint, Inc. (NYSE: BE) is one of the world’s largest providers of management and technology consulting services to Global 2000 companies and government organizations in 60 countries worldwide. Based in McLean, Va., the firm has over 17,000 employees and major practice areas focusing on the Public Services, Financial Services and Commercial Services markets. For nearly 100 years, BearingPoint professionals have built a reputation for knowing what it takes to help clients achieve their goals, and working closely with them to get the job done. For more information, visit the Company’s website at www.BearingPoint.com.

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Forward-Looking Statements; Risks and Uncertainties
This release contains forward-looking statements. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “continue,” “expects,” “intends,” “plans,” “believes,” “in the Company’s view” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and which could materially and adversely affect the Company’s financial condition and results of operations. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may differ from the forward-looking statements for many reasons, including, without limitation, the following:
The Company’s continuing failure to file required periodic reports with the SEC could result in a loss of business, delisting from the New York Stock Exchange and defaults and accelerations under the 2005 Credit Facility and its debentures, if it ceases to obtain extensions and waivers for these filings. If the Company is not successful in obtaining the requisite consents from all series of Debentures, the holders of a series of Debentures may seek to declare that an event of default has occurred under the applicable indenture and may seek to accelerate the Debentures, which may trigger cross-default or cross-acceleration provisions in the Company’s other indebtedness.
The Company’s current cash resources might not be sufficient to meet its expected near-term cash needs (e.g., to settle lawsuits).
The Company’s 2005 Credit Facility imposes a number of restrictions which may negatively affect its ability to finance future needs, or do so on favorable terms. If the Company violates these restrictions, the Company could be in default under the 2005 Credit Facility or other indebtedness.
If the Company’s operating performance is materially and adversely affected, the Company may be required to post cash collateral to support obligations under the 2005 Credit Facility, as well as surety bonds, and the Company may be unable to obtain new surety bonds, letters of credit or bank guarantees in support of client engagements on acceptable terms, if at all. If the Company’s borrowings under the 2005 Credit Facility or debentures were to be accelerated, there would be a material and adverse effect on the Company’s financial condition.
Downgrades of the Company’s credit ratings could materially and adversely affect its financial condition.
Please refer to Exhibit 99.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and other reports filed with the U.S. Securities and Exchange Commission and available at http://www.sec.gov/ for additional information regarding risk factors.
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For Media:	For Investors:
Elliot Sloane	Francesca Luthi
Sloane & Company	BearingPoint, Inc.
ESloane@Sloanepr.com	Francesca.Luthi@BearingPoint.com
Tel: 212-486-9500	Tel: 908-607-2100

Connie Weaver
BearingPoint, Inc.
Connie.Weaver@BearingPoint.com
Tel: 908-607-2301